Exhibit 10.4

Lock-Up Agreement

August 12, 2008

Braintech, Inc.

#102 - 930 West 1st Street

North Vancouver, B.C. Canada

V7P 3N4

         Re:  Braintech, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Share Purchase Agreement (the "Purchase Agreement"), dated as of August __, 2008, by and among the undersigned Adil Shafi (the “undersigned”), SHAFI, Inc., a Michigan corporation, SHAFI Innovation, Inc., a Michigan corporation and Braintech, Inc., a Nevada corporation (“Buyer”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

          In order to induce the Buyer to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the six (6) month anniversary of the Closing Date (the "Lock-Up Period"), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, (any such transaction, whether or not for consideration, being referred to hereinafter as a “Transfer”) any shares of the Buyer’s common stock (“Common Stock”) issued to the undersigned pursuant to the Purchase Agreement (and thereafter, as adjusted, from time to time, to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or other similar adjustment of the Common Stock) (the "Undersigned’s Shares") or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.  Following the expiration of the Lock-Up Period, the undersigned may Transfer the Undersigned’s Shares, provided that the aggregate price for such Transfer does not exceed $25,000 in any one calendar-week period.

          The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

          Notwithstanding the foregoing, the restrictions in this Lock-Up Agreement shall not restrict the undersigned from transferring the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the Closing Date.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

          The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

          This Lock-Up Agreement may be executed and delivered in two counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

          This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Nevada, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Nevada to be applied.  In furtherance of the foregoing, the internal laws of the State of Nevada will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Signature page follows]

                                                           Very truly yours,

                                                           ______________________________

                                                           Adil Shafi

Agreed to and Acknowledged:

BRAINTECH, INC.

By:  _______________________

       Name:

       Title:

[Signature page to Lock-Up Agreement]

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